UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2004

SAFENET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20634	52-1287752
(Commission File Number)	(IRS Employer Identification No.)

4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)

(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02      Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Complete Interim Review

     Recently, management of SafeNet, Inc. became aware that the unaudited consolidated statement of cash flows for the three months ended March 31, 2004 (amounts in thousands) contained:

(i)	an error in the “Depreciation and amortization of equipment.” Such amount should have been $562, not $2,324; and

(ii)	an error in the amount recorded for “Cash received upon acquisition of Rainbow net of cash paid.” Such amount should have been $62,106, not $60,344.

     Management and the Audit Committee of SafeNet, Inc., therefore, concluded on September 17, 2004 that the unaudited consolidated statement of cash flows for the three months ended March 31, 2004 could no longer be relied upon.

     The amounts recorded for “Net increase in cash and cash equivalents” and “Cash and cash equivalents at end of period” were correctly reflected. The Company will promptly file an amendment to its Form 10Q for the first quarter of 2004 reflecting these changes.

     The amounts reflected in the unaudited consolidated statements of cash flows for the six months ended June 30, 2004 for “Depreciation and amortization of equipment” and for “Cash received upon acquisition of Rainbow net of cash paid” were correctly stated in the Form 10Q for the six months ended June 30, 2004.

     Management and the Audit Committee have discussed the matters disclosed herein with Ernst &Young LLP, SafeNet’s independent auditors, which concurs with SafeNet’s determination to file an amended Form 10-Q to correct such errors.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2004

SAFENET, INC.

By:
/s/ Anthony A. Caputo Anthony A. Caputo, Chairman and Chief Executive Officer

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